Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16837) pertaining to the 1996 Non-Qualified Employee Stock Purchase Plan of AvalonBay Communities, Inc. of our report dated March 18, 2020, with respect to the financial statements of AvalonBay Communities, Inc. 1996 Non-Qualified Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Tysons, Virginia
March 18, 2020